Registration No. 333-230956

As filed with the Securities and Exchange Commission on May 21, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No.1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ghar Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

7389
(Primary Standard Industrial Classification Code Number)

35-2649453

(I.R.S. Employer Identification Number)

5348 Vegas Drive Las Vegas, NV 89108 Tel: 1-800-404-4238 Email: info@gharinc.org
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Eastbiz.com, Inc 5348 Vegas Drive Las Vegas, NV 89108 Tel: (702) 871-8678
(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after this Registration Statement becomes effective
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Small reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class	Amount	Proposed	Proposed	Amount of
of Securities to	to be	Maximum Offering	Maximum Aggregate	Registration
be Registered	Registered	Price Per Share(1)	Offering Price	Fee(2)
Common Stock, par value $0.001 per share	1,500,000	$0.02	$30,000	$3.64

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, or until the registration statement shall become effective on such date as the commission, acting pursuant to section 8(a), may determine.

PRELIMINARY PROSPECTUS

Ghar Inc.

1,500,000 Shares of Common Stock

This prospectus relates to the offer and sale of a maximum of 1,500,000 shares of common stock, $0.001 par value by Ghar Inc., a Nevada corporation. There is no minimum for this Offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 180 days. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 1,500,000 shares is completed, (iii) when the Board of Directors decide that it is in the best interest of the company to terminate the offering prior the completion of the sale of all 1,500,000 shares registered under the Registration Statement of which this prospectus is part.

The offering of the 1,500,000 shares is a “best efforts” offering, which means that our sole officer and director will use his best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.02 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be responsible for selling shares under this offering and no commission will be paid on any sales.

				Net Proceeds	Net Proceeds	Net Proceeds	Net Proceeds
				To Company	To Company	To Company	To Company
	Offering price			If 100% of	If 75% of	If 50% of	If 25% of
	Per Share		Commissions	Shares sold	Shares Sold	Shares Sold	Shares Sold
Common Stock	$0.02	$	Not applicable	$30,000	$22,500	$15,000	$7,500
Total	$0.02	$	Not applicable	$30,000	$22,500	$15,000	$7,500

Hamza Abid, our sole officer and director currently owns 100% of our issued and outstanding common stock. He will continue to own 70% of our common stock if all the shares of common stock in the offering are sold.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “risk factors” beginning on page 9 before purchasing any shares of Ghar Inc.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.02 per share in relation to this offering.  The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria.  After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTCQB with OTC Markets Group. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering.

Ghar Inc., is not a blank check company. We have no plans, arrangements, commitments or understanding to engage in a merger with or acquisition of another company. No proceeds raised in the offering will be used towards any business combination commonly undertaken by a blank check company.

We are an emerging growth company under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED __________________________, 2019

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the "Company," "we," "our", "us" or "Ghar" refer to Ghar Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

Our company

Ghar Inc was incorporated on December 11, 2018 under the laws of the State of Nevada. We are a development stage company in the business of building an online marketplace. The company’s online marketplace will be a platform for buying, renting and selling services and goods. Users will be able to upload videos and pictures of items for sale, renting and for services via the company’s website or mobile application. The platform will have a direct messaging option where users will be able to contact the other users directly who posted the item or service. Users will also be able to see how many views have been made on the post. Upon completion of the offering if 100% of the shares are sold the company will build a website and a mobile application that will allow users to buy, rent and sell to other users using the platform. As of date, we have no developer on retention or as a hired employee to build our website or mobile application. The company plans on generating revenue by selling advertising space on its website and in-app purchases in the mobile application. As we are currently a company in its developmental stages of our business, no assurances can be made that we will be successful in identifying and obtaining revenue by any of these means.

It is not intended by the company, the company’s officers and directors, any company promoters, or their affiliates for the company, once it is reporting, to be used as a vehicle for a private company to become a reporting company. Ghar Inc., is not a Blank Check company. We have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

We are a development stage company that has not realized any revenues to date, and have an accumulated net loss of $1,105 as of March 31, 2019. Our independent auditor has issued an audit opinion for our company that includes a statement expressing substantial doubt as in our ability to continue as a going concern.

The company’s office is located at 5348 Vegas Drive Las Vegas, NV 89108. Our telephone number is 1-800-404-4238. We intend to use the net proceeds from this offering to develop our business operations (See "Description of business" and "Use of proceeds"). To implement our business plan we require a minimum funding of $30,000 over the next twelve months. There is no assurance that we will generate any revenue in the first 12 months after the completion of our offering or ever generate any revenue. If we do not generate any revenue we may need a minimum of $7,500 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

Our sole officer and director has agreed to loan the company funds. However he has no firm commitment, arrangement or legal obligation to advance or loan funds to the company and there is also no guarantee that he will continue to loan the funds to the company in the future as well. From inception on December 11, 2018 until the date of this filing, we have had limited operating activities, primarily consisting of, incorporating our company, developing our business plan, opening a bank account, funding the initial equity by our sole officer and director and registering our domain www.gharinc.org. We received our initial funding of $3,500 through the sale of common stock from our sole officer and director, who purchased 3,500,000 shares of common stock at $0.001 per share. Our financial statements from inception on December 11, 2018 through March 31, 2019 report no revenues and a net loss of $1,105. Our independent auditor has issued an audit opinion for our company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the

Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTCQB. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

We are an "emerging growth company" within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see the risk factor on page 13.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.

This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The offering

The issuer:	Ghar Inc.
Securities being offered:	1,500,000 shares of our common stock, par value $0.001 per share.
Offering price per share:	$0.02
Minimum number of shares to be sold in this offering:	There is no minimum number of shares to be sold.
Duration of the offering:	The 1,500,000 shares of common stock are being offered for a period of 180 days from the effective date of this prospectus.
Net proceeds:

$30,000 if 100% of the shares are sold.

$22,500 if 75% of the shares are sold.

$15,000 if 50% of the shares are sold.

$7,500 if 25% of the shares sold.

For further information on the use of proceeds, see page 16.

Market of the common stock:

There is no public market for our shares. Our common stock is not traded on any stock exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to eligible for trading on the OTCQB. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Number of shares outstanding before the offering:	3,500,000 shares of our common stock are issued and outstanding as of the date of this prospectus owned by our sole officer and director.
Number of shares outstanding after the offering:	5,000,000 shares of our common stock issued and outstanding if we are successful at selling 100% of the shares in this offering.
Risk factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

There is no assurance that we will raise the full $30,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Summary of financial data

The tables and information below are derived from our audited financial statements for the period from December 11, 2018 (Inception) to March 31, 2019 and should be read in conjunction with our audited financial statements, including the notes to those financial statements, which are included elsewhere in this prospectus. Our working capital as at March 31, 2019 was $2,395.

As of March 31, 2019
Financial summary (Audited)
Cash	$1,232
Total assets	$3,982
Total liabilities	$1,588
Total stockholders' equity	$2,395
From December 11, 2018
(Inception) to March 31, 2019
Statement of operations
Total expenses	$1,106
Net loss	($1,105)

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risk factors related to our company

Our independent auditors from Michael Gillespie & Associates, PLLC, have substantial doubt about our ability to continue operations as a going concern.

In their report dated April 10, 2019 our independent registered public accounting firm Michael Gillespie & Associates, PLLC, stated that our financial statements for the period from inception (December 11, 2018) to March 31, 2019 were prepared assuming the company will continue as a going concern. This means that there is substantial doubt that we can continue operations as a ongoing business. For the period from December 11, 2018 to March 31, 2019 we incurred a net loss of $1,105. We will need to generate significant revenue in order to achieve profitability and we may never become profitable. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. We intend to use the net proceeds from this offering to develop our business operations.  To implement our business plan we require a minimum funding of $30,000 over the next twelve months. After twelve months period we may need additional financing.   If we do not generate any revenue we may need a minimum of $7,500 of additional funding to pay for legal and accounting fees, and for costs associated with being a “reporting issuer” under the Securities Exchange Act of 1934, as amended SEC filing requirements.

We have had limited operations with no generated revenue and with no current revenue streams available. As a result of losses that we expect to continue, we may be forced to suspend or cease operations.

As of the date of this prospectus, we are in the development stage of our business, with no operating revenues since our inception on December 11, 2018. As of our year-end, March 31, 2019, we have an accumulated deficit of $1,105. One of our biggest challenges will be to secure sufficient capital in order to grow our business and increase operations beyond our initial stages. Our ability to achieve and maintain profitability and positive cash flow is primarily dependent upon our ability to develop and build an online marketplace. Based upon current plans, we expect to incur significant operating losses in the foreseeable future. Failure to generate revenues will cause us to suspend or cease operations.

Because of being a developmental stage company, we have limited operating history and have maintained losses since inception. These are losses which we expect to continue into the future, until such a time we become profitable.

We were incorporated on December 11, 2018 and since inception we have had limited operations, with our primary tasks involving organizational activities and clerical work. As such, we have yet to generate any revenue. Based upon our proposed plans of building an online marketplace, we expect to incur significant operational losses spanning into the foreseeable future. Such losses can be expected being that the costs and expenses associated with building an online marketplace are hefty. To date we have no operational history by which an evaluation of our future success or failure can be made, with a net loss from inception (December 11, 2018) to year end (March 31, 2019) of $1,105.

Because our principal assets are located outside of the United States and Hamza Abid, our sole officer and director, resides outside of the United States, it may be difficult for an investor to enforce any right based on U.S. federal securities laws against us and/or Hamza, or to enforce a judgment rendered by a United States court against us or Mr. Hamza.

Our principal operations and assets are located outside of the United States, and Hamza Abid, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Hamza in the United States, and it may be difficult to enforce any judgment rendered against Mr. Hamza.  Accordingly, it may be difficult or impossible for an investor to bring an action against Hamza Abid, in the case that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws may render that investor as unable to enforce a judgment against the assets of Mr. Hamza. As a result, our shareholders may have more difficulties in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States. Our sole officer and director Hamza Abid and the company’s principal assets are located in Canada.

Further, since our assets are located outside the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. Accordingly, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

Our sole officer and director maintains other business interests, which could result in the inability to adequately manage company affairs.

Hamza Abid, our sole officer and director, devotes approximately 20 hours per week. The time provided is spent aiding in day-to-day clerical operations and the ongoing affairs of the company. Currently, we are provided adequate time to carry out tasks, but there is a possibility that with the growth of our company, the time we are provided may prove to be inefficient. Other business activities of Hamza Abid, our sole officer and director are that he is a real estate developer. He purchases, develops and renovates residential properties. Currently there is no conflict of interests between his other business and Ghar Inc. Additionally, outside affairs beyond our control may prevent him from divesting sufficient time to the management of Ghar Inc. Should this be the case, our business operations could be negatively impacted. To date, there are not written procedures in place to address such conflicts of interest that may arise between our business and the external affairs of our sole officer and director.

Our sole officer and director lacks public company experience, which could negatively impact compliance abilities in regards to U.S. securities laws reporting requirements.

Our sole officer and director lacks public company experience, which could impact our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our sole officer and director has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, limitations or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we fail to meet those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Our Board of Director is not considered audit committee financial expert. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Our Board of Director is inexperienced with U.S. GAAP and the related internal control procedures required of U.S. public companies. Management has determined that our internal audit function is also significantly deficient due to insufficient qualified resources to perform internal audit functions. We are a development stage company with limited resources. Therefore, we cannot assure investors that we will be able to maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. Finally, we have not established an Audit Committee of our Board of Director.

Because our company is dependent on the services of our sole officer and director, the loss of him could negatively impact the development of our company.

The loss of Hamza Abid being our sole officer and director will have adverse effects on the company’s ability to implement our business plans. Such a loss could cause a halt in operations while a search for qualified personnel is underway. To date, Hamza Abid has not been compensated for any services provided to the company, and this trend is expected to continue until such a time we become profitable. In the event of the loss of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel. No employment agreement is in place currently, nor are they planned in the foreseeable future for Hamza Abid.

We may be unable to attract and retain qualified personnel.

Ghar Inc., management team currently consists of one member which is our sole officer and director Hamza Abid. Our future success depends in significant part on our ability to attract and retain key management and marketing personnel. Competition for highly qualified professional, business development, and management and marketing personnel is intense. We may experience difficulty in attracting new personnel, may not be able to hire the necessary personnel to implement our business strategy, or we may need to pay higher compensation for employees than we may expect. A shortage in the availability of qualified personnel could limit our ability to grow. We cannot assure you that we will succeed in attracting and retaining the personnel we need to grow.

Because our shares of common stock are owned by our sole officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our officers and directors vision may have a conflict of interest with the minority shareholders in the future.

Our sole officer and director owns 100% of our issued and outstanding common stock as of the date of this prospectus. The interests of our sole officer and director may not be, at all times, the same as that of our other shareholders. Our sole officer and director is not only a passive investor but also an executive officer of the company, and as such his interests may at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our directors exercising, in a manner fair to all of our shareholders, their fiduciary duties as officers or as members of the company’s board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

Our sole officer and director’s lack of experience with the development of building an online marketplace platform means that it is difficult to assess, or make judgments about, our potential success.

Our sole officer and director has no prior business experience in regards to the development of building an online marketplace platform. Our officer and director lacks training and experience with the development and launching process of a online marketplace platform. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our sole officer and director’s potential missteps, lack of professionalism, judgment or experience in the online marketplace industry.

We face intense competition in our industry. If we are unable to compete successfully, our business will be seriously harmed.

The online marketplace industry is highly competitive with fairly relaxed entry barriers. There are many different online marketplace platforms offered from many of our current and potential competitors, those of which have significantly longer operational histories along with greater financial, technical and marketing resources. These competitors retain the ability to adapt and quickly pick up new or emerging technologies and various other business changes. They also are able to devote greater resources to the promotional and marketing side than we currently have the capacity for. If we fail to secure a competitive edge against our competitors, our revenue could decline and business operations could be harmed.

We have limited business, sales and marketing experience in our industry.

We have plans for marketing our online marketplace platform, but there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan of developing and building an online marketplace will gain wide acceptance in its target market or that we will be able to effectively market our online marketplace platform. Additionally, we are a newly formed, development stage company with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director to market our online marketplace platform. We have not completed the development of our online marketplace platform and have yet to generate revenues.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient number of customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We lack an operational history upon which to base future success or failures.

We became incorporated on December 11, 2018, with no generated revenues. Being a newly formed business entity, there is little to no operating history to evaluate our future business outcomes upon. Our success is dependent on our ability to generate revenues from our online marketplace platform, which has yet to formulate.

Our growth strategy will requires us to expand our online platform which can expose us to data security breaches.

The risk of a data security breach caused by computer hackers and cyber criminals has increased as the frequency, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Our systems have not been, but may in the future be, the target of various forms of cyber-attacks. Cyber security measures taken by our third-party hosting facilities may be unable to anticipate, detect or prevent all attempts to compromise our systems. Any security breach, whether successful or not, could harm our reputation, subject us to lawsuits and other potential liabilities and ultimately could result in the loss of customers and loss of revenue.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet or other online services. These regulations and laws may cover taxation, user privacy, data protection, rights of publicity and rights of privacy, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services, broadband residential Internet access and the characteristics and quality of products and services. It is not clear how existing laws governing issues such as property use and ownership, sales and other taxes, fraud, libel and personal privacy and the rights of publicity apply to the Internet and e-commerce as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce. Those laws that do reference the Internet continue to be interpreted by the courts and their applicability and reach are therefore uncertain.

The costs of compliance with these and other regulations may increase in the future as a result of changes in the regulations or the interpretation of them. Further, any failures on our part to comply with these regulations may subject us to significant liabilities. Those current and future laws and regulations or unfavorable resolution of these issues may substantially harm our business and results of operations.

Because we are a shell company, it will likely be difficult for us to obtain additional financing by way of private offerings of our securities.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the holders of securities purchased in private offerings of our securities we make to investors will not be able to rely on the safe harbor from being deemed an underwriter under SEC Rule 144 in order to resell their securities. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

Because our company is a shell company there are restrictions imposed upon the transferability of unregistered shares.

Ghar Inc., is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the Company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i). In addition and as a consequence of being a shell company, there will be restrictions on our ability to use registration statements on Form S-8.

We intend to become subject to the periodic reporting requirements of the securities exchange act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations there under. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $7,500 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an "emerging growth company." We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an "emerging growth company," we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those 11 requirements applicable to companies that are not "emerging growth companies," including Section 404 of the Sarbanes-Oxley Act.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Start-ups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Start-ups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

Risk factors related to our common stock

We are selling our offering of 1,500,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 1,500,000 shares is self-underwritten; we have no plans to engage the services of an underwriter to sell the shares. We intend to sell our shares through our sole officer and director, who will receive no commission for his services. Shares will be offered to friends, family members, and business associates; however, there is no guarantee that he will be able to sell all, if any of the shares. Unless he is successful in selling all of the shares, we may have to seek alternative financing in order to implement our business plan.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of May 21, 2019 the company had 3,500,000 shares of common stock issued and outstanding. As such, we may issue up to an additional 71,500,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of common stock held by our existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may dilute the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our officer and director may have a conflict of interest with minority shareholders.

Our management has significant control over our voting stock which may make it difficult to complete some corporate transactions without their support and may prevent a change in control. Hamza Abid, our sole officer and director, owns 3,500,000 shares, or 100%, of our issued and outstanding common stock. After the offering is completed, should the maximum numbers of shares be sold, our sole officer and director will own 70% of our outstanding and issued common stock. As a result of this substantial ownership in our common stock, he will have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors. In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly lowering the trading price of our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings in order to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not have the ability to receive a return on their shares unless they are sold. There is no assurance that stockholders will be able to sell shares when desired.

There is no required minimum of shares sold, with no assurance that the proceeds from the sale will allow us to implement our planned business.

The company is going forward with its offering of 1,500,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised, regardless of the amount, will be available to the company. In the event the company does not raise $30,000 to implement its planned operations, your entire investment could be lost.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTCQB. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information. We cannot guarantee that our application will be accepted or approved or that our stock will be quoted for sale. As of the date of this filing, there have been no discussions or understandings between the company or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

You will incur immediate and substantial dilution of the price you pay for your shares.

 Our existing stockholder acquired his shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.02 you pay for them. The amount of dilution investors will incur will be $0.017 per share if 25% of the shares sold, $0.016 per share if 50% of the shares sold, $0.015 per share if 75% of the shares sold and $0.014 per share if 100% of the shares sold.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading of common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state; or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register, qualify, obtain or verify an exemption for the secondary trading of the common stock in any particular state, it could not be offered, sold to, or be purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted, thus causing you to suffer a loss on your investment.  The company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favour of approval of voting rights, is entitled to demand fair value for such stockholder’s shares. Nevada’s control share law may have the effect of discouraging takeovers of the company.

In addition to the control share law, Nevada has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of director approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of director.

The trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock." The effective result is that fewer purchasers are qualified by their brokers to purchase our shares, and therefore a less liquid market for our investors to sell their shares.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

USE OF PROCEEDS

Our public offering of 1,500,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the use of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the company. There is no assurance that we will raise the full $30,000 as anticipated.

	If 25% of	If 50% of	If 75% of	If 100% of
Gross proceeds from this	shares sold	shares sold	shares sold	shares sold
offering(1)	$7,500	$15,000	$22,500	$30,000
SEC Reporting Expenses Legal and Accounting	$6,500	$6,500	$6,500	$6,500
Miscellaneous	$1,000	$1,000	$1,000	$1,000
Total:	$7,500	$7,500	$7,500	$7,500
Building Online Platform
Website Development	-	$3,000	$6,000	$8,000
Mobile App Development	-	$3,000	$6,000	$8,000
Total:	-	$6,000	$12,000	$16,000
General Business
Marketing and advertisement	-	$1,500	$3,000	$5,000
Setting up company office	-	-	-	$1,500
Total:	-	$1,500	$3,000	$6,500
Total	$7,500	$15,000	$22,500	$30,000

(1) Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

Please see a detailed description of the use of proceeds in the “Plan of operation” section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 1,500,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 1,500,000 shares is fixed at $0.02 per share. This price is significantly higher than the average approximately $0.001 price per share paid by Hamza Abid, our sole officer and director, for the 3,500,000 shares of common stock he purchased during the year ended March 31, 2019.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.  As of March 31, 2019 the net tangible book value of our shares of common stock was $2,394 or $0.0007 per share based upon 3,500,000 shares outstanding.

Existing stockholders if all of the shares are sold

Price per share	$0.02
Net tangible book value per share before offering	($0.0007)
Potential gain to existing shareholders net of offering expenses	$30,000
Net tangible book value after offering	$32,394
Increase to present stockholders in net tangible book value per share after offering	$0.0058
Capital contributions	$3,500
Effective cash contribution of the Company’s existing sole shareholder (1)	$3,500
Number of shares outstanding before the offering	3,500,000
Number of shares after offering held by existing stockholders	3,500,000
Percentage of ownership after offering	70%

Purchasers of shares in this offering

	If 100% of	If 75% of	If 50% of	If 25% of
	Shares sold	Shares sold	Shares sold	Shares sold
Price per share	$0.02	$0.02	$0.02	$0.02
Dilution per share	$0.014	$0.015	$0.016	$0.017
Capital contributions	$30,000	$22,500	$15,000	$7,500
Percentage of capital contributions	89.6%	67.2%	44.8%	22.4%
Number of shares after offering held by public investors	1,500,000	1,125,000	750,000	375,000
Percentage of ownership after offering	30%	22.5%	15%	7.5%

(1) Hamza Abid, our sole shareholder, President and Chief Executive Officer acquired 3,500,000 shares of common stock at $0.001 per share for a total cost of $3,500.

DESCRIPTION OF SECURITIES

General

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share. As of May 21, 2019 there are 3,500,000 shares of our common stock issued and outstanding that are held by our sole officer and director and no shares of preferred stock issued and outstanding.

Common stock

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the company; (ii) are entitled to share ratably in all of the assets of the company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that on all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

Please refer to the company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the company’s securities.

Nevada Anti-Takeover Laws

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

Dividend policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Rule 144 Shares

As of the date of this prospectus, we have issued 3,500,000 shares. Hamza Abid, our sole officer and director beneficially owns 3,500,000 shares of our common stock.  These shares are currently restricted from trading under Rule 144. They will only be available for resale, within the limitations of Rule 144, to the public if; (i) We are no longer a shell company as defined under section 12b-2 of the Exchange Act. A “shell company” is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents; (ii) We have filed all Exchange Act reports required for at least 12 consecutive months; and (iii) If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company. At present, we are considered to be a shell company under the Regulations.

PLAN OF DISTRIBUTION

Ghar Inc has 3,500,000 shares of common stock issued and outstanding as of the date of this prospectus. The company is registering an additional 1,500,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.  In connection with the company’s selling efforts in the offering, Hamza Abid will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Hamza Abid is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. He will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Hamza Abid is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, he will continue to primarily perform substantial duties for the company or on its behalf otherwise than in connection with transactions in securities. He will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 1,500,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTCQB. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the company. Further, the company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Ghar Inc., has complied. In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. Ghar Inc., will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Terms of the Offering

The shares will be sold at the fixed price of $0.02 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 180 days. At the discretion of our board of directors, we may discontinue the offering before expiration of the 180 days period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange). The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

Organization within the last 5 years

Ghar Inc was incorporated on December 11, 2018 under the laws of the State of Nevada. We are a development stage company in the business of building an online marketplace. The online marketplace will be a platform for buying, renting and selling services and goods. The company has yet to realize any revenues through operations and as of yet we have not developed the company’s website and the mobile application.

We are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share. On March 5, 2019 we issued 3,500,000 shares of common stock to our sole officer and director. Hamza Abid, our sole officer and director purchased the 3,500,000 shares at a purchase price of $0.001 per share, for an aggregate purchase price of $3,500. Hamza Abid has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer from December 11, 2018 through to present day. Our sole officer and director Hamza Abid and the company’s principal assets are located in Canada.

General

We were incorporated on December 11, 2018 in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchases or sales of assets.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, development of our business plan, opening a bank account, the initial equity funding by our sole officer and director and registering our domain www.gharinc.org.  We received our initial funding of $3,500 through the sale of common stock from our sole officer and director, who purchased 3,500,000 shares of common stock at $0.001 per share.

Our financial statements from inception (December 11, 2018) through March 31, 2019 report no revenues and a net loss of $1,105. Our independent auditor has issued an audit opinion for our company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a development stage company in the business of building an online marketplace. As of date, we have no developer on retention or as a hired employee to build our website or mobile application. The company plans on generating revenue by selling advertising space on its website and in-app purchases in the mobile application. As we are currently a company in its developmental stages of our business, no assurances can be made that we will be successful in identifying and obtaining revenue by any of these means. We intend to use the net proceeds from this offering to develop our business operations. In order to implement our business plan we require a minimum funding of $30,000 over the next twelve months. After twelve months period we may need additional financing.  If no revenue is generated in this time, we may need a minimum of $7,500 of additional funding to pay for the following: (i) legal fees, (ii) accounting fees, and (iii) costs associated with being a “reporting issuer” under the Securities Exchange Act of 1934, as amended SEC filing requirements. Our sole officer and director, has agreed to loan the company funds, however, he has no firm commitment, arrangement or legal obligation to advance or loan funds to the company and there is also no guarantee that he will continue to loan the funds to the company in the future as well. We have no revenues and have incurred losses since inception. The company’s principal offices are located at 5348 Vegas Drive Las Vegas, NV 89108. Our telephone number is 1-800-404-4238. Our operations to date have been devoted primarily to start-up and development activities, which include: (i) incorporation of the company; (ii) development of the business plan; (iii) opening a bank account; (iv) the initial equity funding by our sole officer and director and (v) registering our domain www.gharinc.org.

We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. It is not intended by the company, the company’s officers and directors, any company promoters, or their affiliates for the company, once it is reporting, to be used as a vehicle for a private company to become a reporting company. We have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

Initial development of our online marketplace platform

We are a development stage company in the business of building an online marketplace. The company’s online marketplace will be a platform for buying, renting and selling services and goods. Users will be able to upload videos and pictures of items for sale, rent and for services via the company’s website or mobile application. The platform will have a direct messaging option where users will be able to contact the other users directly who posted the item or service on the platform. Users will also be able to see how many views have been made on the post. The company plans on generating revenue by selling advertising space on its website and in-app purchases in the mobile application. Another method the company plans on generating revenue is by providing an option for the users where they will be able to pay extra for the listing to be more visible and stay at the top of the searched item or services section for a specified time. As we are currently a company in its developmental stages of our business, no assurances can be made that we will be successful in identifying and obtaining revenue by any of these means. As of date, we have no website or mobile application developer on retention or as a hired employee. However, there can be no assurances that our efforts to develop the online marketplace platform will succeed or that we will be able to successfully market the proposed online marketplace, if developed.

Marketing

Our sole officer and director, Hamza Abid, will be responsible for the promotion and marketing of our online marketplace platform. The marketing and advertising will be targeted to all the people that use online marketplace platforms to buy, rent and sell items or services. To advertise our business, we plan to market our online marketplace platform through the following methods: social networking websites, word of mouth, search engine marketing, content marketing, paid advertisements, mobile advertising, guest blogging, magazines, banner advertising, social media advertising and through our own website at www.gharinc.org.

Competition

The online marketplace industry is highly competitive with fairly easy entry barriers, resulting in a lot of entrants ranging from development stages to established companies. There are a variety of online marketplaces offered from many of our current and potential competitors, those of which have significantly longer operational histories along with greater financial, technical and marketing resources. We expect to face high level of resistance when we enter the market, where it will be up to our marketing efforts to establish ourselves. These competitors retain the ability to adapt and quickly pick up new or emerging technologies and various other business changes. They also are able to devote greater resources to the promotional and marketing side of their online marketplace platform than we currently have the capacity for. If we fail to secure a competitive edge against our competitors, our revenue could decline and business operations could be harmed.

Employees and Employment Agreements

We are a development stage company and currently have one employee, with whom we have no employment agreement with at this time. Our sole officer and director of the company manages the day-to-day operations of the company and currently devotes approximately 20 hours a week.

Insurance

We do not maintain any insurance as of the date of this prospectus.

Research and development expenditures

We have not incurred any research expenditures since our incorporation.

Bankruptcy or similar proceedings

There has been no bankruptcy, receivership or similar proceeding.

Reorganizations, purchase or sale of assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Patents, trademarks and copyrights

We do not own, either legally or beneficially, any patents or trademarks. Beyond our trade name, we do not hold any other intellectual property.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

Facilities

The company’s principal offices are located at 5348 Vegas Drive Las Vegas, NV 89108. Our telephone number is 1-800-404-4238.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the company is a party or in which any director, officer or affiliate of  the  company,  any  owner  of  record  or  beneficially  of  more  than 5% of  any  class of voting securities of the company, or security holder is a party adverse to the company or has a material interest adverse to the company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market information

Admission to quotation on the OTCQB

We intend to have our common stock be quoted on the OTCQB. If our securities are not quoted on the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTCQB differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTCQB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If the company meets the qualifications for trading securities on the OTCQB our securities will trade on the OTCQB until a future time, if at all. We may not now and it may never qualify for quotation on the OTCQB.

Transfer agent

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Holders

As of May 21, 2019 the company had 3,500,000 shares of our common stock issued and outstanding held by 1 holder of record.

Dividend policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities authorized under equity compensation plans

We have no equity compensation or stock option plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Plan of Operation

Our cash balance was $1,232 as of March 31, 2019. We do not believe that our cash balance is sufficient to fund our limited levels of operations beyond one year’s time. During the period from December 11, 2018 (Inception) to our first fiscal year ending at March 31, 2019 we had zero revenue and a net loss of $1,105.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. There is no assurance we will ever reach that stage. To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $30,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations, using funds as follows:

	If 25% of	If 50% of	If 75% of	If 100% of
Gross proceeds from this	shares sold	shares sold	shares sold	shares sold
offering(1)	$7,500	$15,000	$22,500	$30,000
SEC Reporting Expenses Legal and Accounting	$6,500	$6,500	$6,500	$6,500
Miscellaneous	$1,000	$1,000	$1,000	$1,000
Total:	$7,500	$7,500	$7,500	$7,500
Building Online Platform
Website Development	-	$3,000	$6,000	$8,000
Mobile App Development	-	$3,000	$6,000	$8,000
Total:	-	$6,000	$12,000	$16,000
General Business
Marketing and advertisement	-	$1,500	$3,000	$5,000
Setting up company office	-	-	-	$1,500
Total:	-	$1,500	$3,000	$6,500
Total	$7,500	$15,000	$22,500	$30,000

(1) Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

Upon completion of our public offering, our goal is to begin developing our online marketplace platform.

Our plan of operations is as follows if 100% of shares sold in this offering
Month: 1 through 12 SEC Reporting Expenses Approximate Cost: $7,500

Upon effectiveness of this registration statement by the Securities and Exchange Commission, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. We will incur these expenses to maintain our reporting status for 12 months after the effective date of this registration statement.

Month: 1 through 2 Setting up company office Approximate Cost: $2,000	During this period our sole officer and director will perform administrative duties and establish an office for our day to day operations.
Month: 2 through 9 Building online platform Approximate Cost: $16,000

During this period, we intend to begin development of our website and mobile application. We plan to hire a freelancer web developer and a freelancer mobile application developer. The developer we plan to hire will have experience with multiple programming languages that will be required for the development of our online marketplace platform. We do not have any written agreements with any developers at this time.

Month: 9 through 12 Marketing campaign Approximate Cost: $4,500

During this period after completion of our offering, we plan to market and advertise our developed online marketplace platform. We plan to use the following methods: Social networking websites, word of mouth, search engine marketing, content marketing, paid advertisements, mobile advertising, guest blogging, magazines, banner advertising, social media advertising and through our own website at www.gharinc.org. Marketing is an on-going matter that will continue during the life of our operations.

Our plan of operations is as follows if 75% of shares sold in this offering
Month: 1 through 12 SEC Reporting Expenses Approximate Cost: $7,500

Upon effectiveness of this registration statement by the Securities and Exchange Commission, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. We will incur these expenses to maintain our reporting status for 12 months after the effective date of this registration statement.

Month: 1 through 9 Building online platform Approximate Cost: $12,000

During this period, we intend to begin development of our website and mobile application. We plan to hire a freelancer web developer and a freelancer mobile application developer. The developer we plan to hire will have experience with multiple programming languages that will be required for the development of our online marketplace platform. We do not have any written agreements with any developers at this time.

Month: 9 through 12 Marketing campaign Approximate Cost: $3,000

During this period after completion of our offering, we plan to market and advertise our developed online marketplace platform. We plan to use the following methods: Social networking websites, word of mouth, search engine marketing, content marketing, paid advertisements, mobile advertising, guest blogging, magazines, banner advertising, social media advertising and through our own website at www.gharinc.org. Marketing is an on-going matter that will continue during the life of our operations.

Our plan of operations is as follows if 50% of shares sold in this offering
Month: 1 through 12 SEC Reporting Expenses Approximate Cost: $7,500

Upon effectiveness of this registration statement by the Securities and Exchange Commission, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. We will incur these expenses to maintain our reporting status for 12 months after the effective date of this registration statement.

Month: 1 through 9 Building online platform Approximate Cost: $6,000

During this period, we intend to begin development of our website and mobile application. We plan to hire a freelancer web developer and a freelancer mobile application developer. The developer we plan to hire will have experience with multiple programming languages that will be required for the development of our online marketplace platform. We do not have any written agreements with any developers at this time.

Month: 9 through 12 Marketing campaign Approximate Cost: $1,500

During this period after completion of our offering, we plan to market and advertise our developed online marketplace platform. We plan to use the following methods: Social networking websites, word of mouth, search engine marketing, content marketing, paid advertisements, mobile advertising, guest blogging, magazines, banner advertising, social media advertising and through our own website at www.gharinc.org. Marketing is an on-going matter that will continue during the life of our operations.

Our plan of operations is as follows if 25% of shares sold in this offering
Month: 1 through 12 SEC Reporting Expenses Approximate Cost: $7,500

Upon effectiveness of this registration statement by the Securities and Exchange Commission, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. We will incur these expenses to maintain our reporting status for 12 months after the effective date of this registration statement.

Accounting and audit plan

We intend to have our sole officer and director prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $1,000 to review our quarterly financial statements and approximately $1,250 to audit our annual financial statements. In the next twelve months after completion of this offering, we anticipate spending approximately $5,000 to pay for our accounting and audit requirements.

Limited operating history

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services.

Off-balance sheet arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Need for additional capital

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

During the period from December 11, 2018 (Inception) to March 31, 2019, we incorporated the company, prepared a business plan, opened a bank account and registered the company’s domain www.gharinc.org. Our net loss since inception is $1,105 related primarily to professional fees, the incorporation of the company, bank charges and office supplies.  Since inception, we have offered and sold 3,500,000 shares of common stock to our sole officer and director, at a purchase price of $0.001 per share, for aggregate proceeds of $3,500.

Liquidity and Capital Resources

As of March 31, 2019 the company had $1,232 cash and our liabilities were $1,588. The available capital reserves of the company are not sufficient for the company to remain operational during 2019. Our sole officer and director, who is currently our shareholder, advanced the Company $1,588 to pay expenses. The loan is an oral contract, bears no interest and is payable on demand. Our sole officer and director has agreed to loan the company funds. However he has no firm commitment, arrangement or legal obligation to advance or loan funds to the company and there is also no guarantee that he will continue to loan the funds to the company in the future as well.

We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the use of proceeds section of this prospectus.  As of the date of this registration statement, the current funds available to the company will not be sufficient to continue maintaining a reporting status. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure by being a “reporting issuer” under the Securities Exchange Act of 1934, as amended” that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much cash we are able to retain, we will focus on meeting all our planned expenses.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the company. At such time these funds are required, management would evaluate the terms of such debt financing. If the company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the company would be required to cease business operations. As a result, investors would lose all of their investment.

Going concern consideration

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company including legal and accounting fees will be approximately $7,500.

Summary of significant accounting policies

Basis of presentation

The financial statements of the company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The company's fiscal year end is March 31.

Use of estimates

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Cash and cash equivalents

The company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents. We had no cash equivalents at March 31, 2019.

Income taxes

The company accounts for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the company will not realize tax assets through future operations.

Stock based compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the company has not adopted a stock option plan and has not granted any stock options.

Fair value of financial instruments

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments”, requires the company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The company’s financial instruments consist primarily of cash.

Per share information

The company computes net loss per share accordance with FASB ASC 205 “Earnings per Share”. FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors and officers currently serving our company are as follows:

Name(1)	Age	Positions
Hamza Abid	26	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director

 (1) c/o Ghar Inc., 5348 Vegas Drive Las Vegas, NV 89108.

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Hamza Abid

Hamza Abid has acted as our President, CEO, CFO, Secretary, Treasurer and a sole Director since we were incorporated on December 11, 2018. Hamza Abid currently owns 100% of the outstanding shares of our common stock. As such, it was decided that Hamza Abid was going to be our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and sole member of our board of directors. As of date, Hamza Abid devotes approximately 20 hours a week towards the development of Ghar Inc., majority of the work being clerical. Prior to the formation of the company, Hamza Abid had completed his Bachelors of Business Administration from Virtual University in Lahore and graduated in 2014. Since graduation Hamza Abid has been self employed as a real estate developer. He purchases, develops and renovates residential properties. In light of this we believe that his specific experiences, qualifications and skills will enable us to develop our business.

Director independence

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the directors are not, and have not been for at least three years, one of our employees and that neither the directors, nor any of their family members have engaged in various types of business dealings with us. In addition, our board of directors have not made a subjective determination as to its directors that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the director and us with regard to each director business and personal activities and relationships as they may relate to us and our management.

Term of office

All directors hold office until the next annual meeting of the stockholders of the company and until their successors have been duly elected and qualified. The company's Bylaws provide that the Board of Directors will consist of a minimum of one member. Officers are elected by and serve at the discretion of the Board of Directors.

Significant employees and consultants

We currently have one employee. Hamza Abid, our sole officer and director, is an employee officer and director who handles the company's day-to-day operations.

Audit committee and conflicts of interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The board of directors has not established an audit committee and does not have an audit committee financial expert, nor has the board established a nominating committee. The board is of the opinion that such committees are not necessary since the company is an early development stage company and has only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest with our executive officer or director.

Stockholder communications with the board of directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the board of directors hears the views of stockholders, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

Involvement in certain legal proceedings

No directors, persons nominated to become a director, executive officers, promoters or control persons of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

EXECUTIVE COMPENSATION

Summary compensation table

The table below summarizes all compensation awarded to, earned by, or paid to our officer for all the services rendered in all capacities to us for the fiscal periods indicated.

Name and						Non-equity	Nonqualified
principal				Stock	Option	Incentive plan	deferred	All other
position	Year	Salary	Bonus	awards	awards	compensation	compensation	compensation	Total
Hamza Abid (1)	2019	$0	$0	$0	$0	$0	$0	$0	$0

(1) Appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director on December 11, 2018.

Our sole officer and director has not received monetary compensation since our inception on December 11, 2018 to the date of this prospectus. We currently do not pay any compensation to our officers and directors.

Stock option grants

We have not granted any stock options to our executive officer and director since our inception on December 11, 2018. Upon further development of our business, we will likely grant options to our officers and directors consistent with industry standards.

Employment agreements

The company is not a party to any employment agreement and has no compensation agreement with our officer or director.

Director compensation

The following table sets forth director compensation as of March 31, 2019:

Name	Fees earned paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
Hamza Abid (1)	$0	$0	$0	$0	$0	$0	$0

(1) Appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director on December 11, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of May 21, 2019 the number of shares of common stock of our company that are beneficially owned by (i) each person or entity known to our company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 3,500,000 shares of our common stock issued and outstanding as of May 21, 2019. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

				Percentage	Percentage	Percentage	Percentage
				of	of	of	of
				ownership	ownership	ownership	ownership
	Name and			assuming	assuming	assuming	assuming
	address of	Number of	Percent of	100% of	75% of	50% of	25% of
	beneficial	shares owned	common	the shares	the shares	the shares	the shares
Title of class	owner (2)	beneficially	stock owned (1)	are sold	are sold	are sold	are sold
Common Stock:	Hamza Abid (3)	3,500,000	100%	70%	75.67%	82.35%	90.32%
All directors and		3,500,000	100%	70%	75.67%	82.35%	90.32%
executive officers

(1) The percentages below are based on 3,500,000 shares of our common stock issued and outstanding as the date of this prospectus.

(2) c/o Ghar Inc., 5348 Vegas Drive Las Vegas, NV 89108.

(3) Appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director on December 11, 2018.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 5, 2019 pursuant to a subscription agreement, we offered and sold 3,500,000 shares of common stock to our sole officer and director Hamza Abid at a purchase price of $0.001 per share, for aggregate proceeds of $3,500.

During the year ended March 31, 2019, our sole officer and director, who is currently our shareholder, advanced the company $1,588 to pay expenses.  The loan is an oral contract, bears no interest and is payable on demand.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our Bylaws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the company pursuant to provisions of the State of Nevada, the company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public

Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Michael Gillespie & Associates, PLLC, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Law Offices of Mont E. Tanner, has provided an opinion on the validity of our common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Michael Gillespie & Associates, PLLC, is our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

Ghar Inc.

Index to Audited Financial Statements

For the Period December 11, 2018 (Inception) to March 31, 2019

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA  98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Ghar Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Ghar Inc. as of March 31, 2019 and the related statements of operations, changes in stockholders’ deficit and cash flows for the period from December 11, 2018 (inception) through March 31, 2019, and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2019 and the results of its operations and its cash flows for the period from December 11, 2018 (inception) through March 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2019.

Seattle, Washington

April 10, 2019

Ghar Inc.

BALANCE SHEET

ASSETS	March 31, 2019

CURRENT ASSETS
Cash	$1,232
Prepaid expenses	2,750

Total current assets	3,982

TOTAL ASSETS	$3,982

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable - related party	$1,588
Total current liabilities	1,588

TOTAL LIABILITIES	1,588

STOCKHOLDERS' DEFICIT
Common stock; $0.001 par value, authorized: 75,000,000 shares. 3,500,000 shares issued
and outstanding as of March 31, 2019	3,500
Additional paid-in capital
Accumulated deficit	(1,105)
Total stockholders' Equity	2,395

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$3,982

The accompanying notes are an integral part of these financial statements

Ghar Inc.

STATEMENT OF OPERATIONS

For The Period From December 11, 2018 (Inception) Through March 31, 2019

REVENUE	−

OPERATING EXPENSES
Bank Charges	19
General and administrative expense	$1,087

TOTAL OPERATING EXPENSES	1,106

OTHER INCOME
Bank interest income	1

NET LOSS BEFORE INCOME TAXES	(1,105)

INCOME TAX EXPENSE	−

NET INCOME (LOSS)	$(1,105)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, BASIC AND DILUTED	3,500,000

The accompanying notes are an integral part of these financial statements

Ghar Inc.

STATEMENT OF STOCKHOLDERS' Equity

FOR THE PERIOD FROM December 11, 2018 (Inception) Through March 31, 2019

	Common Stock		Preferred Stock				Additional Paid-In		Accumulated	Total Stockholders'
	Shares	Par Value	Shares		Par Value		Capital		Deficit	Deficit
Balance –December 11, 2018 (inception)	3,500,000	$3,500	−	$	−	$	−	$	−	$3,500

Net loss	−	−	−		−		−		(1,105)	(1,105)

Balance - March 31, 2019	3,500,000	$3,500	−	$	−	$	−		$(1,105)	$2,395

The accompanying notes are an integral part of these financial statements

Ghar Inc.

STATEMENT OF CASH FLOW

		For The Period From December 11, 2018 (Inception) Through March 31, 2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(1,105)

Adjustments to reconcile net loss to net cash used in operating activities:
Change in assets and liabilities		−
Decrease (increase) in prepaid expenses		(2,750)
Net cash used in operating activities		(3,855)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock		3,500
Advance from related party		1,588
Net cash provided by financing activities		5,088

NET INCREASE IN CASH AND CASH EQUIVALENTS		1,232

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD		−

CASH AND CASH EQUIVALENTS - END OF PERIOD		$1,232

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$	−
Cash paid for income taxes	$	−

The accompanying notes are an integral part of these financial statements

Ghar Inc.

Notes to Financial Statements

For the Period December 11, 2018 (Inception) Through March 31, 2019

Note 1. Background information

Ghar Inc., was incorporated in the State of Nevada on December 11, 2018 and is located at 5348 Vegas Drive Las Vegas, NV, 89108. The company is a development stage company that intends to develop an online marketplace platform for users to buy, sell and rent items and services. To date, the company’s activities have been limited to raising capital, organizational matters and the structuring of its business plan. The company has not generated any revenues since inception.

Note 2. Going concern

The accompanying financial statements have been prepared assuming that the company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the period from December 11, 2018 (Inception) through March 31, 2019, the company had a net loss of $1,105. As of March 31 2019, the company has not generated any revenues from operations.  These factors, among others, raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time. The company’s continuation as a going concern is dependent upon the company’s ability to begin operations and to achieve a level of profitability. The company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the company be unable to continue as a going concern.

Note 3. Summary of significant accounting policies

Development Stage Company

The company is considered to be in the development stage as defined in ASC 915 “ Development Stage Entities. ” The company is devoting substantially all of its efforts to the development of its business plans. The company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915

Basis of Presentation

The accounting and reporting policies of the company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, “ Start-up Costs”, the company expenses all costs incurred in connection with the start-up and organization of the company.

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Fair Value Measurements

The company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The company has no assets or liabilities valued at fair value on a recurring basis.

Concentrations of Credit Risks

The company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables it will likely incur in the near future.  The company places its cash with financial institutions of high credit worthiness.  At times, its cash with a particular financial institution may exceed any applicable government insurance limits.  The company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Loss per Share

The company has adopted ASC 260, “Earnings Per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Income Taxes

The company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.  As of March 31, 2019 the company did not have any amounts recorded pertaining to uncertain tax positions.

Note 4. Income taxes

The reconciliation of income tax benefit at the U.S. statutory rate of 21% for the period from inception to March 31, 2019 to the company’s effective tax rate is as follows:

Tax benefit at U.S. statutory rate		$232
Valuation allowance		(232)
	$	−

The Company has approximately $1,105 of net operating losses (“NOL”) carried forward to offset taxable income. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

The Company files income tax returns in the U.S. federal jurisdiction. The Company is a Nevada corporation and Nevada state does not require the filing of income taxes.

Note 5. Loan payable, related party

As of March 31 2019, the company was obligated to Hamza Abid, the Company’s President in the amount of $1,588, for various payments made to vendors for various services. The amount due is unsecured, due on demand, and non-interest bearing.

Note 6. Shareholders' Equity

Authorized Stock

The Company has authorized 75,000,000 common shares with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Common Share Issuances

Since inception December 11, 2018 the company has issued a total of 3,500,000 common shares to its founders for a subscription of $3,500. As March 31, 2019, $3,500 cash was received and $0 has been recorded as a stock subscription receivable.

Note 7. Prepaid Expenses

As of March 31, 2019 the company has paid $1,500 for legal fees and $1,250 for accounting services which were not yet fulfilled by the service providers. This led to the recognition of both payments as prepaid expenses in accordance with GAAP.

Note 8. Subsequent events

Management has evaluated subsequent events through March 31 2019, the date that these financial statements were available to be issued. There have been no events that would require adjustment to or disclosure in the financial statements.

PROSPECTUS

GHAR INC.

1,500,000 SHARES OF COMMON STOCK

TO BE SOLD BY GHAR INC.

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ____________________, 2019 (180 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS _________________________, 2019

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the company.

Item	Amount
SEC Registration Fee	$3.64
Transfer Agent Fees	$1,000
Legal Fees	$1,500
Audit and Accounting Fees	$1,500
Printing Costs	$1,000
Miscellaneous	$500
Total	$5,503.64

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

On March 5, 2019 we offered and sold 3,500,000 shares of common stock to our sole officer and director, at a purchase price of $0.001 per share, for aggregate proceeds of $3,500. The offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Articles of Incorporation of registrant *
3.2	Bylaws of the registrant *
5.1	Opinion of Law Offices of Mont E. Tanner
10.1	Subscription agreement
23.1	Consent of Michael Gillespie & Associates, PLLC

* Previously filed

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Las Vegas, Nevada, USA on May 21, 2019.

GHAR INC. (Registrant)
By:	/s/ Hamza Abid
Name:	Hamza Abid
Title:	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hamza Abid, as their true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on form S-1 of Ghar Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Hamza Abid	Chief Executive Officer,	May 21, 2019
Hamza Abid	Chief Financial Officer, President, Secretary, Treasurer and Director (Principal Executive, Financial and Accounting Officer)